Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of AirJoule Technologies Corporation (No. 333-278633) our report dated March 25, 2025, relating to the financial statements of AirJoule, LLC (the Company), appearing in AirJoule Technologies Corporation’s Annual Report on Form 10-K for the year ending December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

April 29, 2025